                                                                 EXHIBIT (e)(3)

[GRAPHIC APPEARS HERE] The AIG Life Companies (U.S.)

                            EXECUTIVE ADVANTAGE(SM)

                          SUBACCOUNT TRANSFER REQUEST

Policy Number: ____________  Policyholder: ____________________________________
                                          (Last Name, First Name, Middle Name)

Insured: _________________________________  Social Security No.: ____-____-____
        (Last Name, First Name, Middle Name)

  . Restrictions on Subaccount Transfers are shown in the Certificate and Certificate Information pages.

  . The Policyholder may make 12 free transfers during a Certificate Year. A $25 transfer charge may be imposed on each subsequent transfer.

  . Transfers from the Guaranteed Account may be made to a Subaccount(s) only during the 60 day period that is 30 days before and 30 days after the end of each Certificate Anniversary.

  .   Transfers must be in whole dollars or whole percentages.

Circle + for transfer into fund. Circle (-) for transfer out of fund.

                                          Amount  Percent                                           Amount  Percent
                                          ------ --------                                           ------ --------
Guaranteed Account                    +     (-)  $____ __%
AllianceBernstein Variable Product                            J.P. Morgan Series Trust II
  Series Fund, Inc.
   Americas Government Income         +     (-)  $____ __%    Small Company Portfolio           +     (-)  $____ __%
   Growth Portfolio                   +     (-)  $____ __% FAM Variable Series Funds
   Growth and Income Portfolio        +     (-)  $____ __%    Mercury Basic Value V.I. Fund     +     (-)  $____ __%
   Large Cap Growth Portfolio                                 Mercury Fundamental Growth
                                      +     (-)  $____ __%      V.I. Fund                       +     (-)  $____ __%
   Small Cap Growth Portfolio                                 Mercury Government Bond V.I.
                                      +     (-)  $____ __%      Fund                            +     (-)  $____ __%
American Century Variable Portfolios,                         Mercury Value Opportunities V.I.
  Inc.                                                          Fund                            +     (-)  $____ __%
   VP Income & Growth Fund                                 Morgan Stanley Universal
                                      +     (-)  $____ __%   Institutional Funds
   VP International Fund              +     (-)  $____ __%    Core Plus Fixed Income Portfolio  +     (-)  $____ __%
Credit Suisse Trust                                           Emerging Markets Equity
                                                                Portfolio                       +     (-)  $____ __%
   Emerging Markets Portfolio         +     (-)  $____ __%    High Yield Portfolio              +     (-)  $____ __%
   Global Small Cap Portfolio         +     (-)  $____ __%    Mid Cap Growth Portfolio          +     (-)  $____ __%
   International Focus Portfolio      +     (-)  $____ __%    U.S. Mid Cap Value Portfolio      +     (-)  $____ __%
   Large Cap Value Portfolio          +     (-)  $____ __% NeubergerBerman Advisers
                                                             Management Trust
   Mid-Cap Growth Portfolio           +     (-)  $____ __%    AMT Partners Portfolio            +     (-)  $____ __%
   Small Cap Growth Portfolio         +     (-)  $____ __%    PIMCO Variable Insurance Trust
Fidelity Variable Insurance Products                          High Yield Portfolio              +     (-)  $____ __%
   VIP Balanced Portfolio                                     Long Term U.S. Government
                                      +     (-)  $____ __%      Portfolio                       +     (-)  $____ __%
   VIP Contrafund Portfolio           +     (-)  $____ __%    Real Return Portfolio             +     (-)  $____ __%
   VIP Index 500 Portfolio            +     (-)  $____ __%    Short-Term Portfolio              +     (-)  $____ __%
Franklin Templeton Variable Insurance                         Total Return Bond Portfolio
  Products Trust                                                                                +     (-)  $____ __%
   Developing Markets Securities -                         Vanguard Variable Insurance Fund
     Class 2                          +     (-)  $____ __%
   Growth Securities - Class 2                                Total Bond Market Index
                                      +     (-)  $____ __%      Portfolio                       +     (-)  $____ __%
   Foreign Securities - Class 2                               Total Stock Market Index
                                      +     (-)  $____ __%      Portfolio                       +     (-)  $____ __%
   Money Market Fund - Class 1        +     (-)  $____ __% VALIC Company I
Goldman Sachs Variable Insurance                              International Equities Fund
  Trust                                                                                         +     (-)  $____ __%
   Structured U.S. Equity Fund        +     (-)  $____ __%    Mid Cap Index Fund                +     (-)  $____ __%
   International Equity Fund          +     (-)  $____ __%    Small Cap Index Fund              +     (-)  $____ __%

As Policyholder, I represent that the statements and answers in this Subaccount Transfer request are written as made by me and are complete and true to the best of my knowledge and belief.

________________________      _________________________________________________
Signature of Insured          Signature of Policyholder (if other than Insured)

____________________ ____, 20__
Date Signed

Transfer, Executive Advantage(SM), 04/06